UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2010
Aradigm Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-28402 (Commission File Number)	94-3133088 (I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California (Address of principal executive offices)	94545 (Zip Code)
Registrant’s telephone number, including area code: (510) 265-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On June 18, 2010, Aradigm Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers named therein (collectively, the “Buyers”) providing for the issuance and sale by the Company to the Buyers in a private placement of an aggregate of 34,702,512 shares of the Company’s Common Stock (collectively, the “Common Shares”) and warrants to purchase an aggregate of 7,527,214 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares underlying the Warrants, collectively, the “Warrant Shares”).
     The Warrants have an exercise price of $0.1184 per share and are exercisable after the Company has called and held a special meeting of the Company’s shareholders to vote on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock and the Company has received the requisite shareholder approval for the shareholder proposal (the requisite shareholder approval of the shareholder proposal being referred to as the “Shareholder Approval”, and the date on which such Shareholder Approval is obtained, the “Shareholder Approval Date”). The Warrants include a mandatory exercise provision whereby the Company has the right to require the holders to exercise the Warrants following the Company’s receipt of the Shareholder Approval. The Warrants expire the earlier of 10 business days after the Shareholder Approval Date and 90 days after the issuance date of the Warrants.
     At the closing of the private placement held on June 21, 2010, the Company received approximately $4.1 million in aggregate gross proceeds from the sale of the Common Shares and the Warrants. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Common Shares and the Warrants are expected to be approximately $3.7 million. Assuming the Warrants are fully exercised at an exercise price of $0.1184 per share, the Company would receive approximately $0.9 million in additional aggregate net proceeds from the exercise of the Warrants.
     The Securities Purchase Agreement contains customary representations and warranties and covenants of the Company and the Buyers. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to provide customary indemnification to the Buyers, their affiliates and agents against certain liabilities.
     At the closing of the private placement, the Company entered into a Registration Rights Agreement with the Buyers. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to cover the resale of the Common Shares and the Warrant Shares. The failure on the part of the Company to satisfy the deadlines set forth in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties. In addition, pursuant to the terms of the Securities Purchase Agreement, the Company has agreed, among other things, not to file any other registration statement (other than any registration statement on Form S-8) until the Common Shares and the Warrant Shares are covered by an effective registration statement or freely salable under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).
     Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) acted as the exclusive placement agent for the private placement. As part of the private placement, the Company agreed to pay the Placement Agent placement agent fees in the amount of $300,000 and to reimburse the Placement Agent for certain expenses.
     The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants. Copies of the Securities Purchase Agreement, the form of the Registration Rights Agreement and the form of the Warrants are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
     Copies of the Securities Purchase Agreement, the form of Registration Rights Agreement and the form of Warrants have been attached as exhibits to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for their status as legal documents governing the contractual rights among the parties thereto, such transaction documents are not intended to be a source of factual, business or operational information about the Company or its business. The representations and warranties contained in such transaction documents are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with such documents. Such representations, warranties and covenants have been negotiated by the Company and the Buyers for the purpose of allocating contractual risk between the parties, including in subject areas where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Readers should not rely on the representations, warranties and covenants in such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
     In connection with obtaining shareholder approval to increase the number of authorized shares of the Company’s common stock described above, the Company will prepare a proxy statement for the Company’s shareholders to be filed with the Securities and Exchange Commission (the “ SEC”). The proxy statement will contain information about the Company, the private placement and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.
     In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.aradigm.com or by directing such request to Aradigm Corporation, 3929 Point Eden Way, Hayward, California, 94545 Attention: Chief Financial Officer.
     The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Shares and the Warrants (including the Warrant Shares) were offered and sold to the Buyers without registration under the Securities Act, or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Common Shares or the Warrants (including the Warrant Shares).

Item 8.01 Other Events.
     On June 21, 2010, the Company issued a press release announcing the execution of definitive agreements for the transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement, dated June 18, 2010, by and among Aradigm Corporation and the investors listed on the Schedule of Buyers attached thereto.*

10.2	Form of Registration Rights Agreement by and among Aradigm Corporation and the investors listed on the signature pages thereto.

10.3	Form of Warrant to be issued to the Buyers under the Securities Purchase Agreement.

99.1	Press release dated June 21, 2010.

*	Certain schedules have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION
Dated: June 21, 2010	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota
		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement, dated June 18, 2010, by and among Aradigm Corporation and the investors listed on the Schedule of Buyers attached thereto.*

10.2	Form of Registration Rights Agreement by and among Aradigm Corporation and the investors listed on the signature pages thereto.

10.3	Form of Warrant to be issued to the Buyers under the Securities Purchase Agreement.

99.1	Press release dated June 21, 2010.

*	Certain schedules have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.